Exhibit 99.1

For Immediate Release

Contacts:

Analysts: Patricia Cosgel, Patricia.Cosgel@Avangrid.com, 203-499-2624

Media: Zsoka McDonald, Zsoka.McDonald@Avangrid.com, 203-997-6892

AVANGRID Reports Fourth Quarter and Full Year 2020 Financial Results

•	Affirming 2021 EPS & Adjusted EPS Outlook of $2.15-$2.35

•	Strong fourth quarter drives solid results for full year

•	Completed New York rate case in November 2020 providing predictable regulated earnings; represents ~50% of Networks segment

•	BOEM in final stages of reviewing Construction and Operations Plan for Vineyard Wind 1, U.S.’s first large-scale offshore wind project; start of construction expected in second half of 2021

•	NECEC transmission project completed major permitting and started construction January 2021

•	Strategic merger with PNM Resources is on track and expected to close in second half of 2021

(Orange, CT – February 23, 2021) Today AVANGRID, Inc. (NYE: AGR), a leading sustainable energy company, reported consolidated U.S. GAAP net income of $166 million, or $0.54 per share and $581 million, or $1.88 per share, for the fourth quarter and full year ended December 31, 2020, respectively. On a non-U.S. GAAP adjusted basis, consolidated net income for the fourth quarter and full year 2020 was $191 million, or $0.62 per share and $625 million, or $2.02 per share, respectively.

“Our results for the year exceeded our guidance provided at our November 2020 Investor Day and show we are making progress toward our aspiration to be the leading sustainable energy company in the U.S.,” said Dennis V. Arriola, chief executive officer of AVANGRID. “With a pandemic and major storms, 2020 was a year unlike any other and our team worked successfully to ensure we maintained safe and reliable service and continued generating clean energy when our customers needed us the most.”

During the year, AVANGRID achieved key strategic objectives including settling rate cases in New York and completing the installation of nearly 620 MW of new wind projects. The company also made significant strides in advancing its offshore wind projects and the New England Clean Energy Connect, which is now under construction. “Our accomplishments in 2020 position us well for 2021 and put us on track to achieve the growth outlined in our strategic plans,” said Arriola.

“Today, we are also affirming our 2021 earnings guidance of $2.15-$2.35 per share,” added Arriola. “I am excited about the promise for 2021 and beyond. We have ambitious goals and are uniquely positioned to drive the energy transition in the U.S.”

Non-U.S. GAAP adjusted earnings and adjusted earnings per share exclude mark-to-market adjustments in the Renewables segment, accelerated depreciation derived from repowering of wind farms, restructuring charges, COVID-19 impacts, merger costs and a legal settlement. For additional information, see “Use of Non-U.S. GAAP Financial Measures” and “Reconciliation of Non-U.S. GAAP Financial Measures” at the end of the release.

During the year ended December 31, 2020, the Company identified various immaterial corrections that originated in prior periods. The Company has revised the prior periods to reflect these items, resulting in a decrease of $33 million in net income for the year ended December 31, 2019.

Networks

Earnings for the fourth quarter and full year 2020 compared to 2019 increased primarily due to the recognition of the approved rate cases in New York and transmission revenues, resulting in approximately $0.28 per share for the quarter and $0.34 per share for the year. The results were reduced by depreciation of $0.01 per share for the quarter and $0.10 per share for the year.

Renewables

Earnings for the fourth quarter and full year 2020 compared to 2019 benefited mainly from improved wind production of $0.03 per share for the quarter and $0.17 per share for the year, increased production tax credits of $0.03 per share for the quarter and $0.10 per share for the year, and the 2019 prior period revisions of $0.10 per share for the quarter and the year, which were more than offset by less income from the sale of assets in 2019 ($0.27 and $0.29 per share for the quarter and the year, respectively) and increased expenses from new capacity and other costs.

Corporate

Corporate primarily reflects net interest expenses, taxes, and intersegment eliminations. Earnings for the fourth quarter and full year 2020 compared to 2019 decreased due to taxes and increased interest expense from the issuances of Green Bonds in May 2019 and May 2020.

Webcast

AVANGRID will webcast an audio-only financial presentation in conjunction with releasing fourth quarter and full year 2020 earnings tomorrow, Wednesday, February 24, 2021 beginning at 10:00 A.M. Eastern time. The listen-only webcast will feature a presentation from members of the executive team followed by a question and answer session. The webcast and a copy of AVANGRID’s slides accompanying the presentation can be accessed through the Investor Relations’ section of AVANGRID’s website. A replay will be available for 90 days in the Investors section of the AVANGRID website.

# # #

About AVANGRID: AVANGRID, Inc. (NYSE: AGR) aspires to be the leading sustainable energy company in the United States. Headquartered in Orange, CT with approximately $38 billion in assets and operations in 24 U.S. states, AVANGRID has two primary lines of business: Avangrid Networks and Avangrid Renewables. Avangrid Networks owns and operates eight electric and natural gas utilities, serving more than 3.3 million customers in New York and New England. Avangrid Renewables owns and operates a portfolio of renewable energy generation facilities across the United States. AVANGRID employs approximately 7,000 people and has been recognized by Forbes and Just Capital as one of the 2021 JUST 100 companies – a list of America’s best corporate citizens – and was ranked number one within the utility sector for its commitment to the environment and the communities it serves. The company supports the U.N.’s Sustainable Development Goals and was named among the World’s Most Ethical Companies in 2021 for the third consecutive year by the Ethisphere Institute. For more information, visit www.avangrid.com.

Forward Looking Statements

Certain statements in this press release may relate to our future business and financial performance and future events or developments involving us and our subsidiaries that are not purely historical and may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of forward-looking terms such as “may,” “will,” “should,” “would,” “could,” “can,” “expect(s),” “believe(s),” “anticipate(s),” “intend(s),” “plan(s),” “estimate(s),” “project(s),” “assume(s),” “guide(s),” “target(s),” “forecast(s),” “are (is) confident that” and “seek(s)” or the negative of such terms or other variations on such terms or comparable terminology. Such forward-looking statements include, but are not limited to, statements about our plans, objectives and intentions, outlooks or expectations for earnings, revenues, expenses or other future financial or business performance, strategies or expectations, or the impact of legal or regulatory matters on business, results of operations or financial condition of the business and other statements that are not historical facts. Such statements are based upon the current reasonable beliefs, expectations, and assumptions of our management and are subject to significant risks and uncertainties that could cause actual outcomes and results to differ materially. Important factors are discussed and should be reviewed in our Form 10-K and other subsequent filings with the SEC. Specifically, forward-looking statements include, without limitation:

•	the future financial performance, anticipated liquidity and capital expenditures;

•	actions or inactions of local, state or federal regulatory agencies;

•	success in retaining or recruiting our officers, key employees or directors;

•	changes in amount, timing or ability to complete capital projects;

•	adverse developments in general market, business, economic, labor, regulatory and political conditions;

•	fluctuations in weather patterns;

•	technological developments;

•	the impact of any cyber breaches or other incidents, grid disturbances, acts of war or terrorism, civil or social unrest, natural disasters, pandemic health events or other similar occurrences;

•

the impact of any change to applicable laws and regulations affecting operations, including those relating to the environment and climate change, taxes, price controls, regulatory approval and permitting;

•

our ability to close the proposed merger with PNM Resources, the anticipated timing and terms of the proposed merger, our ability to realize the anticipated benefits of the proposed merger with PNM Resources and our ability to manage the risks of the proposed merger;

•	the COVID-19 pandemic and its impact on business and economic conditions;

•	the implementation of changes in accounting standards; and

•	other presently unknown unforeseen factors.

Should one or more of these risks or uncertainties materialize, or should any of the underlying assumptions prove incorrect, actual results may vary in material respects from those expressed or implied by these forward-looking statements. You should not place undue reliance on these forward-looking statements. We do not undertake any obligation to update or revise any forward-looking statements to reflect events or circumstances after the date of this report, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws. Other risk factors are detailed from time to time in our reports filed with the SEC, and we encourage you to consult such disclosures.

Use of Non-U.S. GAAP Financial Measures

To supplement our consolidated financial statements presented in accordance with generally accepted accounting principles in the United States (“GAAP”), we consider adjusted net income and adjusted earnings per share as non-GAAP financial measures that are not prepared in accordance with GAAP. The non-GAAP financial measures we use are specific to AVANGRID and the non-GAAP financial measures of other companies may not be calculated in the same manner. We use these non-GAAP financial measures, in addition to GAAP measures, to establish operating budgets and operational goals to manage and monitor our business, evaluate our operating and financial performance and to compare such performance to prior periods and to the performance of our competitors. We believe that presenting such non-GAAP financial measures is useful because such measures can be used to analyze and compare profitability between companies and industries by eliminating the impact of certain non-cash charges. In addition, we present non-GAAP financial measures because we believe that they and other similar measures are widely used by certain investors, securities analysts and other interested parties as supplemental measures of performance.

We define adjusted net income as net income adjusted to exclude restructuring charges, mark-to-market earnings from changes in the fair value of derivative instruments, accelerated depreciation derived from repowering of wind farms, a legal settlement, costs incurred related to the PNMR Merger and the impact of the global coronavirus (COVID-19) pandemic. We believe adjusted net income is more useful in understanding and evaluating actual and projected financial performance and contribution of AVANGRID core lines of business and to more fully compare and explain our results. The most directly comparable GAAP measure to adjusted net income is net income. We also define adjusted earnings per share, or adjusted EPS, as adjusted net income converted to an earnings per share amount.

The use of non-GAAP financial measures is not intended to be considered in isolation or as a substitute for, or superior to, AVANGRID’s GAAP financial information, and investors are cautioned that the non-GAAP financial measures are limited in their usefulness, may be unique to AVANGRID, and should be considered only as a supplement to AVANGRID’s GAAP financial measures. The non-GAAP financial measures may not be comparable to other similarly titled measures of other companies and have limitations as analytical tools.

Non-GAAP financial measures are not primary measurements of our performance under GAAP and should not be considered as alternatives to operating income, net income or any other performance measures determined in accordance with GAAP.

Investors and others should note that AVANGRID routinely posts important information on its website and considers the Investor Relations section, www.avangrid.com/wps/portal/avangrid/Investors,a channel of distribution.

Avangrid, Inc.

Condensed Consolidated Statements of Income

(In Millions except per share amounts)

(Unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
($M)	2020	2019	2020	2019
Operating Revenues	$1,669	$1,607	$6,320	$6,336

Operating Expenses
Purchased power, natural gas and fuel used	380	408	1,379	1,509
Operations and maintenance	678	591	2,466	2,305
Depreciation and amortization	239	252	987	933
Taxes other than income taxes	150	145	619	591

Total Operating Expenses	1,447	1,396	5,451	5,338

Operating Income	222	211	869	998

Other Income and (Expense)
Other income	3	120	18	121
Earnings (losses) from equity method investments	0	2	(3)	3
Interest expense, net of capitalization	(65)	(84)	(316)	(310)

Income Before Income Tax	160	249	568	812

Income tax expense	8	66	29	169

Net Income	152	183	539	643

Net loss attributable to noncontrolling interests	14	7	42	24

Net Income Attributable to Avangrid, Inc.	$166	$190	$581	$667

Earnings per Common Share, Basic:	$0.54	$0.61	$1.88	$2.16

Earnings per Common Share, Diluted:	$0.54	$0.61	$1.88	$2.16

Weighted-average # of Common Shares Outstanding (M):
Basic	309.5	309.5	309.5	309.5
Diluted	309.6	309.5	309.6	309.5

During the year ended December 31, 2020, the Company identified various immaterial corrections that originated in prior periods. The Company has revised the prior periods to reflect these items, resulting in a decrease of $33 million in net income for the year ended December 31, 2019.

Amounts may not add due to rounding

Reconciliation of Non-U.S.GAAP Financial Measures

Avangrid, Inc.

Reconciliation of Non-U.S. GAAP Adjusted Net Income (Loss) - $M

(Unaudited)

	Three Months ended December 31,			Year ended December 31,
	2020	2019	‘20 vs ‘19	2020	2019	‘20 vs ‘19
Networks	$182	$109	$73	$546	$463	$83
Renewables	(4)	72	(76)	103	224	(120)
Corporate*	(13)	9	(22)	(67)	(20)	(48)

GAAP Net Income	$166	$190	$(24)	$581	$667	$(86)
Adjustments:
Restructuring charges	1	3	(1)	6	6	(0)
Mark-to-market earnings - Renewables	14	(10)	25	5	(76)	81
Accelerated depreciation from repowering	0	18	(18)	9	33	(24)
Impact of COVID-19	8	—	8	29	—	29
Merger costs	6	—	6	6	—	6
Legal settlement - Gas storage	5	—	5	5	—	5
Income tax impact of adjustments*	(9)	(3)	(6)	(16)	10	(25)

Adjusted Net Income	$191	$198	$(6)	$625	$640	$(15)

*	Includes Corporate and other non-regulated entities as well as intersegment eliminations
**

2020: Income tax impact of adjustments: $(1.2)M from mark-to-market (MtM) earnings, ($2.4)M from accelerated depreciation - Renewables, ($1.6)M from restructuring charges - Networks, Renewables and Corporate, ($7.6)M from impact of COVID-19, ($1.2)M from impact of settlement costs - Gas storage and ($1.6)M from pre-merger costs.

**

2019: Income tax impact of adjustments: $20.0M from mark-to-market (MtM) earnings and $(8.7)M from accelerated depreciation - Renewables, $(1.7)M from restructuring charges - Networks, Renewables and Corporate.

Non-U.S. GAAP Adjusted Net Income (Loss) - $M

	Three Months ended December 31,			Year ended December 31,
	Adjusted	Adjusted	Adjusted	Adjusted	Adjusted	Adjusted
	2020	2019	‘20 vs ‘19	2020	2019	‘20 vs ‘19
Networks	$189	$110	$79	$568	$465	$103
Renewables	7	78	(71)	115	193	(78)
Corporate*	(4)	10	(15)	(58)	(17)	(40)

Adjusted Net Income	$191	$198	$(6)	$625	$640	$(15)

Avangrid, Inc.

Reconciliation of Adjusted Non-U.S.GAAP Earnings (Loss) Per Share (EPS)

(Unaudited)

	Three Months ended December 31,			Year ended December 31,
	2020	2019	‘20 vs ‘19	2020	2019	‘20 vs ‘19
Networks	$0.59	$0.35	$0.24	$1.76	$1.50	$0.27
Renewables	(0.01)	0.23	(0.24)	0.33	0.72	(0.39)
Corporate*	(0.04)	0.03	(0.07)	(0.22)	(0.06)	(0.15)

GAAP Earnings Per Share	$0.54	$0.61	$(0.08)	$1.88	$2.16	$(0.28)
Adjustments:
Restructuring charges	0.00	0.01	(0.00)	0.02	0.02	(0.00)
Mark-to-market earnings - Renewables	0.05	(0.03)	0.08	0.02	(0.25)	0.26
Accelerated depreciation from repowering	0.00	0.06	(0.06)	0.03	0.11	(0.08)
Impact of COVID-19	0.03	—	0.03	0.09	—	0.10
Merger costs	0.02	—	0.02	0.02	—	0.01
Legal settlement - Gas storage	0.01	—	0.01	0.01	—	0.01
Income tax impact of adjustments**	(0.03)	(0.01)	(0.02)	(0.05)	0.03	(0.08)

Adjusted Earnings Per Share	$0.62	$0.64	$(0.02)	$2.02	$2.07	$(0.05)

Weighted-avg # of Shares (M):	309.5	309.5		309.5	309.5

Amounts may not add due to rounding

*	Includes Corporate and other non-regulated entities as well as intersegment eliminations
**

2020: EPS Income tax impact of adjustments: ($0.01) from accelerated depreciation - Renewables, and ($0.02) from impact of COVID-19, ($0.01) from restructuring charges and ($0.01) from pre-merger costs.

**	2019: EPS Income tax impact of adjustments: $0.06 from mark-to-market (MtM) earnings and $(0.03) from accelerated depreciation - Renewables.

Non-U.S. GAAP Adjusted Earnings (Loss) Per Share

	Three Months ended December 31,			Year ended December 31,
	Adjusted	Adjusted	Adjusted	Adjusted	Adjusted	Adjusted
	2020	2019	‘20 vs ‘19	2020	2019	‘20 vs ‘19
Networks	$0.61	$0.35	$0.26	$1.84	$1.50	$0.33
Renewables	0.02	0.25	(0.23)	0.37	0.62	(0.25)
Corporate*	(0.01)	0.03	(0.05)	(0.19)	(0.06)	(0.13)

Adjusted Earnings Per Share	$0.62	$0.64	$(0.02)	$2.02	$2.07	$(0.05)

Weighted-avg # of Shares (M):	309.5	309.5		309.5	309.5

Amounts may not add due to rounding

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